Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Tim Gargaro
Exide Technologies
678-566-9000
tim.gargaro@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES APPOINTS GEORGE S. JONES JR.
EXECUTIVE VICE PRESIDENT — HUMAN RESOURCES

Alpharetta, Ga. – (July 12, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today announced the appointment of George S. Jones Jr. as Executive Vice President — Human Resources, effective immediately.

He succeeds Janice M. Jones, who has elected not to relocate from New Jersey to Exide’s new corporate offices in Georgia. She will remain with the Company up to the end of the calendar year to work on special projects.

“Having previously worked with George, I know he will bring a unique blend of operational experience and human resource expertise to his new role,” said Exide President and Chief Executive Officer Gordon A. Ulsh. “His background will enable him to lead the human resources organization and provide the strategic and tactical support needed to drive profitability, passion for our customers, uncompromising quality and a company-wide culture of pride and commitment.”

Mr. Jones joins Exide after a highly successful career of nearly 30 years with Cooper Industries Inc. Most recently, he served as Vice President — Operations for Cooper Lighting, a $1.3 billion division headquartered in Peachtree City, Georgia. Mr. Jones also served as Vice President — Human Resources for Cooper Lighting; Director — Human Resources for Wagner Lighting in Cooper’s Automotive Group; and Director — Human Resources in Cooper’s Petroleum Equipment Group.

Mr. Jones holds a bachelor’s degree in industrial relations from Temple University.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, is available at www.exide.com.

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s inability to promptly obtain a waiver of the Credit Agreement default resulting from the going concern qualification in the Company’s audit report and adverse reactions by creditors, vendors, customers, and others to the going-concern qualification and default, (ii) negative effects on the Company’s liquidity resulting from the lack of borrowing availability due to the Credit Agreement default described above and potential contraction of vendor credit, (iii) the Company’s ability to implement business strategies and restructuring plans, (iv) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (v) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs and the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (vi) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vii) the realization of the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) competitiveness of the battery markets in North America and Europe, (x) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the Company’s exposure to fluctuations in interest rates on its variable debt, (xiii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiv) general economic conditions, (xv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xvi) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvii) our ability to attract and retain key personnel, and (xviii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes Oxley Act of 2002.

Therefore, the Company cautions each reader of this Report carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.